UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2025

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603
(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on June 30, 2023, Professional Diversity Network, Inc. (the “Company”), entered into a Common Stock Purchase Agreement, dated as of June 30, 2023 (the “Purchase Agreement”) with Tumim Stone Capital LLC (the “Investor”). Under the terms and subject to the conditions of the Purchase Agreement, the Company had the right, but not the obligation, to sell to the Investor, and the Investor was obligated to purchase, up to $12,775,000  worth of newly issued shares (the “Purchase Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), subject to certain limitations and the satisfaction (or, where permissible, the waiver) of the conditions set forth in the Purchase Agreement. As of the date of this Current Report on Form 8-K, the Company had issued and sold $2,846, 017 worth of Purchase Shares under the Purchase Agreement, which were registered on the Company’s Registration Statement on Form S-3 (File No. 333-260316).

On February 25, 20254, the Company gave notice to the Investor of the Company’s decision to terminate the Purchase Agreement in accordance with Section 7.1 thereof, effective on the fifth business day thereafter. Consequently, no further Purchase Shares will be sold under the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: February 26, 2025	/s/ Adam He
Adam He, Chief Executive Officer